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                                                                       EXHIBIT 2

                                Rule 13d-1(k)(1)


         The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13D in connection with their beneficial ownership of the Common Units of AmeriGas Partners, L.P.



                                           UGI CORPORATION


                                       By: /s/  Brendan P. Bovaird
                                           ------------------------------------
                                           Brendan P. Bovaird, Vice President



                                           AMERIGAS, INC.


                                       By: /s/  Brendan P. Bovaird
                                           ------------------------------------
                                           Brendan P. Bovaird, Vice President



                                           AMERIGAS PROPANE, INC.


                                       By: /s/  Brendan P. Bovaird
                                           ------------------------------------
                                           Brendan P. Bovaird, Vice President



                                           PETROLANE INCORPORATED


                                       By: /s/  Brendan P. Bovaird
                                           ------------------------------------
                                           Brendan P. Bovaird, Vice President